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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2002

META Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27280
(State or other jurisdiction of incorporation)	(Commission file number)

06-0971675
(IRS Employer Identification No.)

208 Harbor Drive, Stamford, Connecticut	06912-0061
(Address of principal executive office)	(Zip Code)

(203) 973-6700
(Registrant's telephone number, including area code)

No change since last report
(Former name or address, if changed since last report)

Item 5. Other Events

On September 17, 2002, two members of the Registrant's Board of Directors, Michael Simmons and Gayl W. Doster, and five trusts associated with the Registrant's President and Chief Executive Officer, Alfred J. Amoroso, entered into a definitive agreement with META Group AG, a majority-owned subsidiary of the Registrant, to purchase 155,000 shares of the Registrant's common stock, par value $0.01 per share, from META Group AG, at a purchase price of $2.74 per share. The purchase price equals the average closing bid price of the Registrant's common stock for the five consecutive trading days ending September 16, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

None.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META Group, Inc.
Date: September 19, 2002
	By:	/s/ ALFRED J. AMOROSO Vice Chairman of the Board of Directors, Chief Executive Officer and President

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Signature